Exhibit 10.5

7457 ALOMA AVENUE LEASE AGREEMENT

This lease agreement is made and entered into this 12th day of April, 2011 by and between Roberts Supply Profit Sharing, LLC, A Florida Limited Liability Company, herein after referred to as “Landlord”, and:  Iradimed, Corp. hereinafter referred to as “Tenant”.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord unit(s) 101, 201, 301, 302, 303, 304, 305, herein after known as the “Premises”, within 7457 Aloma Avenue, herein after known as the “Building”, City of Winter Park, County of Orange, State of Florida, on the following terms and conditions:

1 - TERM. To have and to hold the above described Premises for a term commencing on the 1st day of July, 2011, to and including the 30th day of June, 2012.

2. RENT. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described above for the Term set forth in Paragraph 1 above at an annual rent of One hundred And Six Thousand, Five hundred And Thirty-One + 44/100 dollars ($106,531.44) payable in equal monthly installments in advance on the first day of each month (excepting the first month’s rent payable upon execution of this lease) at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, at the monthly rate, during the first year, of Eight Thousand, Eight hundred And Seventy-Seven + 62/100 dollars ($8877.62) plus applicable sales tax. In the event that all rent has not been received by the Landlord by the 5th day of each month during the lease term, a late charge of 5% of all past due amounts will be assessed.

3. ADJUSTMENTS TO RENT. Commencing at the end of the first full year of the original term of this Lease, the rental amount provided in Paragraph 2 above shall be adjusted annually in accordance with the Consumer Price Index as published by the Bureau of Labor Statistics of the U.S. Department of Labor. Such adjustment shall be computed as follows:

(a)  The percentage of which the Price Index available as of the commencement date of the year in which the annual adjustment is to be made differs from the Price Index as of the commencement date of the next preceding year shall be multiplied by the annual minimum rental rate for the lease year preceding the year in which the adjustment is to be made; the product shall be added to such preceding lease year’s annual minimum rental for the lease year in which such adjustment is to be made.

(b)  In no event shall the minimum rental for any calendar year be less than the annual minimum rental of the immediately preceding year.

(c)  The minimum rental as adjusted pursuant to the provisions of this paragraph shall be payable in equal monthly installments in advance on the first day of each month during the lease year or part thereof for which such adjustment was made.

(d)  In the event that there is any substantial change in the method by which the Price Index is computed, then, for the purposes of this Lease, the Price Index shall be adjusted to the figure which would have resulted had no change occurred in the manner in which such Price Index was computed. In the event such Price Index shall become unavailable, Landlord shall have the right to choose a substitute index which shall be reliable governmental or other nonpartisan publication evaluating substantially the same information as previously used in determining the Price Index.

4 - INCREASED TAXES AND INSURANCE, ETC. Tenant agrees to pay, without demand, set off, or deduction, the following:

(a)  The proportionate share, determined by square footage of total Building, of all taxes imposed on the Premises during the Term of the Lease, in excess of, and over and above, those assessed or imposed at the time of making this Lease. Same shall be paid by the Tenant to the Landlord as additional rent on or before sixty (60) days from date of delivery by Landlord of notice to the Tenant concerning such increase.

(b)  All increases in fire insurance premiums on the Premises due to an increase in the rate of fire insurance in excess of the rate on the premises at the time of making this Lease shall be paid as provided in “(a)” above.

5 - OCCUPANCY. Tenant shall use and occupy the Premises for General Office, and for no other purpose.

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6 - ALTERATIONS. Tenant shall make no changes in or to the Premises of any nature without Landlord’s prior written consent. Subject to the prior written consent of the Landlord, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises by using contractors or mechanics first approved by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant, or by Landlord in Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease elects to have them removed by Tenant, in which event, the same shall be removed from the Premises by Tenant forthwith, at Tenant’s expense.

7 - EXAMINATION AND ACCEPTANCE OF PREMISES. Tenant, having examined the Premises, is familiar with the condition thereof and relying solely on such examination will take them in their present condition, unless otherwise expressly agreed in writing. Tenant acknowledges that the Premises have been received in thoroughly good order, rentable condition and repair, of which the execution of this Lease and taking possession thereunder shall be conclusive evidence and that no representation as to the condition of the Premises has been made by the Landlord, or Landlord’s agents and that no obligation as to the repairing, adding to, or improving the Premises has been assumed by the Landlord, and that no oral arrangements have been entered into in consideration of making this Lease and that said Lease contains a full statement of the obligation of both parties hereto.

8- MAINTENANCE AND REPAIRS.

(a)  Tenant agrees, at its own cost, to replace promptly any and all plate glass or other glass in the Premises which may become broken, using glass of the same kind and quality. Tenant also agrees to maintain and replace any and all doors , interior and exterior, in the Premises as needed.

(b)  Tenant shall, at its own expense, keep and maintain all of the Premises and appurtenances thereof, including, without limitation, heating and air-conditioning systems, ductwork, vents and filters, water and sewer systems, electrical, lighting, bulbs, ballasts, machinery, fixtures, plumbing, plumbing fixtures and equipment, in good order and repair throughout the Term of this Lease and any extensions and renewals thereof, including, without limitation, maintaining the Premises in a neat, orderly and attractive retail condition including all paint, wallpaper, carpet and other flooring, and to keep the Premises free of all insects, rodents and other pests. Tenant shall be liable to Landlord for any damage or injury which may be caused by or resulting from the Tenant’s failure to fully comply with all the terms and conditions contained herein.

(c)  The Landlord shall provide for exterior maintenance and repairs of the common areas within the Building in accordance with generally accepted good practices. The Tenant shall, during the Term of this Lease, keep the Premises in as good a state of repair as it is at the time of the commencement of this Lease, reasonable wear and tear excepted.

9- UTILITIES.

(a)  The Tenant will promptly pay all gas, power and electric light rates or charges which may become payable during the Term of this Lease. Landlord will pay all common areas of the previously mentioned utilities.

(b)  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installations and Tenant may not use any electrical equipment which, in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other Tenants of the Building. The change at any time of the character of electric service shall in no way make Landlord liable or responsible to Tenant, for any loss damages or expenses which Tenant may sustain.

10. - INTERRUPTION OF SERVICE. Landlord does not warrant that any services to be provided by Landlord will be free from interruption due to causes beyond Landlord’s reasonable control. In the event of temporary interruption of services or unavoidable delay in the making of repairs, the same shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises nor render Landlord liable to Tenant for damage by abatement of rent or otherwise, nor shall the same relieve Tenant from performance of Tenant’s obligations under this Lease.

11 - INJURY OR DAMAGE TO PROPERTY ON PREMISES. All property of any kind that may be on the Premises during the Term or continuance of this Lease shall be at the sole risk of Tenant, and except for any gross negligence of the Landlord, the Landlord shall not be liable to the Tenant or any other person for any injury, loss or damage to property or to any person on the Premises.

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12 - FIRE AND OTHER HAZARDS. In the event that the Premises, or the major part hereof, are destroyed by fire, lightning, storm or other casualty, the Landlord, at its option, may forthwith repair the damage to such Premises at its own cost and expense. The rental thereon shall cease as to that portion of the Premises so destroyed until the completion of such repairs and the Landlord will immediately refund the pro rata part of any such rentals paid in advance by the Tenant prior to such destruction; should the Premises be only partly destroyed, so that the major part thereof is usable by the Tenant, then the full rental shall not abate, and such injury or damage shall be restored by the Landlord as speedily as is practicable. If Landlord elects not to rebuild the Premises then this Lease shall terminate.

13. CONDEMNATION OF PREMISES It is agreed that if the Premises, or any part thereof, or the whole or any part of the Building of which they are a part, shall be taken for any street or other public use by right of eminent domain so as to be thereof unfit for use, then the rent due, or a proportionate share thereof (according to the nature and extent of the damage sustained by the Premises) shall be abated until the Premises shall have been fully repaired or restored by the Landlord. In the event of such taking, the Tenant may, however, elect to terminate this lease in its entirety if the Landlord is unable or unwilling to repair or to restore the Premises in a tenantable condition for the use of the Tenant within sixty (60) days of the date of such taking. If the taking be partial, then the Tenant’s rental shall be reduced in the portion which the net rentable space taken bears to the net rentable space originally leased. In such condemnation proceedings Tenant may claim compensation for the taking of any removable installation which by the terms of this Lease Tenant would have been permitted to remove at expiration of the Lease, but Tenant shall be entitled to no additional award it being agreed that all damages allocable to full fee simple ownership of Premises shall in any event to be payable to Landlord. Tenant hereby waives any right it may have to such proceeds and agrees to execute such instruments as may be requested by Landlord to effectuate this paragraph.

14 - EXPIRATION OF TERM. At the expiration of the Term, the Tenant will peaceably yield up to the Landlord the Premises in good and tenantable repair. All fixtures and/or equipment as shall have been installed in the Premises by the Tenant so as to be affixed thereto may not be removed by Tenant at the expiration or termination of this Lease; provided, however, if prior to the expiration or termination of this Lease, or within fifteen (15) days thereafter, the Landlord so directs, the Tenant shall promptly remove the fixtures and/or the equipment which were installed in the Premises by the Tenant and which are designated in said notice and repair any damage occasioned by such removal.

15 - ASSIGNMENT AND SUBLETTING. The Tenant shall not assign this Lease, nor sublet the Premises or any part thereof, nor use the same or any part thereof, nor permit the same or any part thereof, to be used for any other purpose than as above stipulated in Paragraph 5.

16 - SECURITY DEPOSIT. Tenant shall, upon the execution of this Lease, deposit with Landlord as security for the payment of rent and the performance of all other covenants to be performed by Tenant, the sum of One Thousand, Eight hundred And Fifty + no/100 dollars ($1,850.00). Said security deposit shall be non-interest bearing. If Tenant defaults in the payment of any monthly rental installment, or fails to perform any other covenant within three (3) days after receipt of written demand therefor, Landlord, at its option, may apply sufficient sums from the security deposit towards payment thereof. If Landlord elects to so apply the security deposit, Tenant shall be obligated to immediately replenish the security deposit for the amount so applied by Landlord. The total security deposit shall be held by Landlord until expiration of the initial term or until expiration of any renewal term if any renewal option which exists is exercised, and the unused portion of the security deposit shall be refunded by Landlord to Tenant at the end of the Term of this Lease or any renewal thereof. Provided, however, the Landlord may hold the security deposit for a period of thirty (30) days following surrender of the possession of the Premises, and may deduct from the amount refunded any rental due and payable, the costs of repairing any damage or replacing any damaged portion of the Premises or of the Building or other real estate of which the Premises form a part and the costs of cleaning the same if the Tenant fails to do so prior to surrender of possession. Provided, however, said Security Deposit does not constitute a limitation of any kind to a claim by Landlord against Tenant for nonpayment of rentals or other sums under this Lease or for costs of repair, replacement and cleaning of the Premises as discussed herein. In the event proceedings begin it is agreed that the Security Deposit held hereunder shall be deemed to be applied first to rent and other charges first due to Landlord for all periods prior to the filing of any such proceedings. The security deposit shall not be applied to rent except upon approval of Landlord.

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17 - SIGNS. To protect and maintain the architectural quality and aesthetic appearance of the Building, Tenant shall not erect, install or maintain any sign, advertisement, or display device, including, without limitation, portable signs and painted trucks, on the exterior of the Premises or upon any other part of the Building or property without the prior written approval of the Landlord. The Tenant shall promptly remove any sign, advertisement, or display device erected or maintained in violation of this provision and restore the Premises and Building to the condition prior to the sign or advertisement after notice from the Landlord. In such event, the Landlord may cause such sign, advertisement or display device to be removed and Tenant shall pay Landlord the cost of such removal and the restoration of the Premises and Building made necessary by the removal of the signage as additional rental amount. The location of the sign as well as the color, size, content and design thereof shall be subject to the approval of the Landlord.

18 - RIGHT TO INSPECT. The Landlord at all reasonable times, may enter into and upon the Premises for the purpose of inspection, making repairs or alterations as required hereunder. In exercising such right, the Landlord shall use reasonable efforts to not unduly interfere with the Tenant’s business.

19-DEFAULT.

(a)  If Tenant defaults in the prompt payment of rent and such default shall continue for three (3) days after notice thereof shall have been given to the Tenant; or if Tenant defaults in the performance or observance of any other provisions of this Lease, including Exhibit “A” attached, and such other default shall continue for five (5) days, after notice thereof shall have been given to Tenant; or if the leasehold interest of Tenant be levied upon under execution or attached by process of law; or if Tenant abandons the leased Premises; then and in any such event Landlord, if it so elects forthwith, or at any time thereafter while such default continues, either may terminate Tenant’s right to possession without terminating this Lease, or may terminate this Lease.

(b)  Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord.

(c)  Tenant shall be deemed to have abandoned the Premises if rent is not currently paid and Tenant is absent from the Premises for a period of fifteen (15) days. If the Tenant abandons the Premises or defaults hereunder in any respect or otherwise entitles the Landlord so to elect, and if the Landlord elects to terminate the Tenant’s right to possession only without terminating the Lease, the Landlord may, at the Landlord’s option, enter into the Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in the first paragraph of this Paragraph 19, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the rent hereunder for the full term. Upon and after entry into possession without termination of the Lease, the Landlord may relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent, for such time, and upon such terms as the Landlord, in the Landlord’s sole discretion, shall determine. In any such case, the Landlord may make repairs in or to the Premises, and redecorate the same to the extent deemed by the Landlord necessary or desirable and the Tenant shall, upon demand, pay the cost thereof together with the Landlord’s expenses of reletting. If the consideration collected by the Landlord upon any such reletting for the Tenant’s account is not sufficient to pay the full amount of unpaid rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating, and the Landlord’s expenses, the Tenant shall pay to the Landlord the amount of each deficiency upon demand.

(d)  Tenant shall pay all Landlord’s costs, charges and expenses, including the fees of counsel, agents and other retained by Landlord, incurred in enforcing any of Tenant’s obligations hereunder or incurred by Landlord in any litigation including bankruptcy or insolvency proceeding, negotiation or transaction in which Tenant causes Landlord to become involved or concerned.

(e)  If Tenant violates any of the terms and provisions of this Lease, or defaults in any of its obligations hereunder, other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

(f)  Tenant agrees that it will promptly pay said rent at the times above stated; that, if any part of the rent remains due and unpaid for three (3) days after notice thereof shall have been given to the Tenant, Landlord shall have the option of declaring the balance of the entire rent payable during the term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise.

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20 - INDEMNITY - LIABILITY INSURANCE.

(a)  Tenant shall indemnify and save harmless Landlord from and against any and all claims for damages to goods, wares, merchandise and property in and about the Premises and from and against any and all claims for any personal injury or loss of life in and about the Premises.

(b)  Tenant shall maintain in full force, during the term of this Lease, a policy or policies of comprehensive general liability insurance, in a form reasonably satisfactory to Landlord, written by one or more responsible insurance companies licensed to do business in the State of Florida, which will insure Tenant and Landlord and shall list Landlord as an additional insured.. The coverage under such insurance shall not be less than one million dollars ($1,000,000.00) combined single limit for any accident involving Bodily Injury and Property Damage.

(c)  Tenant shall maintain full insurance coverage for any and all damage or loss to plate glass windows on or within the Premises.

(d)  Tenant shall deposit with Landlord copies or certificates of all policies required to be obtained by Tenant under this Lease, including an endorsement which states that such insurance shall not be canceled except after thirty (30) days notice in writing to Landlord and which lists Landlord as an additional insured..

21 - NOTICES. All notices required to be served upon the Landlord shall be served by registered or certified mail, return receipt requested at:

Roberts Supply Profit Sharing LLC

4203 Metric Drive

Winter Park, Florida 32792

or any other change of address that may be made from time-to-time, and all notices required to be served upon the Tenant shall be served by registered or certified mail, return receipt requested at the address of the Tenant as follows:

Iradimed Corp.

7457 Aloma Avenue, Suite #201

Winter Park, Florida 32792

All such notices shall be deemed to have been duly given, delivered or served if and when deposited with the United States Post Office, postage prepaid, whether evidence of delivery received is obtained or not obtained. Alternatively, notice shall be deemed to be delivered to Tenant if hand delivered to Tenant, an employee of Tenant, or left at Premises.

22 - SUBORDINATION. This Lease is subject and subordinate to all mortgages which may now or hereafter affect the Premises or the Building of which it forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any subordination certificate that Landlord may request.

23 - RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant:

(a)  To have pass keys to the Premises.

(b)  To approve the weight, size and location of safes, computers, and other heavy articles or equipment in and about the Premises.

(c)  At any time or times to decorate and to make, at Landlord’s own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, or any part of the Building and to perform any acts related to the safety, protection and reservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors or others facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and other expenses incurred if such work is done during other hours at Tenant’s request.

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24 - LIENS. Tenant agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other liens of like character, and will indemnify Landlord against all legal costs and charges, bond premiums for release of liens, including reasonable attorneys’ fees incurred (whether litigation is necessary or not) in discharging the Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. It is understood and agreed between the parties hereto that the cost and charges above referred to shall be considered as rent due and shall be included in any lien for rent. The foregoing shall not be deemed to authorize any repairs, alterations, additions or improvements by Tenant. The Tenant herein shall not have the authority to create any liens for labor or material on the Landlord’s interest in the above described property, and all persons contracting with the Tenant for the erection, installation, alteration, or repair of improvements on or to the Premises, and all materialmen, contractors, mechanics, and laborers are hereby charged with notice that they must look to the Tenant and to the Tenant’s interest only in the above described property to secure the payment of any bill for work done or material furnished during the rental period created by this Lease.

25 - WAIVER OF DEFAULTS. The waiver by the Landlord of any breach of this Lease by the Tenant shall not be construed as a waiver of any subsequent breach of any duty or covenant imposed by this Lease.

26 - DEFINITION OF TERMS.

(a)  The terms “Lease”, “Lease Agreement”, or “Agreement”, shall be inclusive of each other and shall also include any renewals, extensions or modifications of this Lease.

(b)  The terms “Landlord” and “Tenant” shall include the successors and assigns for the parties hereto.

(c)  The singular shall include the plural and the plural shall include the singular whenever the context so requires or permits.

27 - RULES AND REGULATIONS. Tenant shall in all respects comply with and abide by the Rules and Regulations set forth by Landlord, and all amendments and additions thereto which may, from time to time, be made by Landlord. By execution of this Lease Agreement, Tenant acknowledges receipt of a copy of the existing Rules and Regulations for the Building attached hereto as Exhibit “A” all of which are hereby incorporated in and made a part of this Lease Agreement. Tenant hereby expressly acknowledges that the Rules and Regulations are intended to provide for the safety, care and cleanliness of the Building, for the preservation of order therein, and the well being and comfort of all tenants. If Tenant defaults in the performance or observance of any of the Rules and Regulations, as same may be amended from time to time, and such default shall continue for five (5) days after notice thereof shall have been given to Tenant, then Landlord, if it so elects, shall be entitled to the remedies set forth in Paragraph 19 of this Lease Agreement.

28 - CANCELLATION OF PREVIOUS LEASE. Upon the commencement of this Lease Agreement, all previous leases between Landlord and Tenant, if any, for space at 7457 Aloma Avenue, located in Winter Park, Orange County, Florida, are deemed null and void, except that the Tenant shall remain liable for all mandatory obligations accruing until N/A.

29 - GUARANTY. The Undersigned “Guarantor”, individually (and jointly and severally, if more than one) hereby guarantees the Rent and each and every of the covenants and obligations of the Tenant hereunder. Landlord, at its option, shall have the full right to proceed directly against the Guarantor hereunder without taking any action as provided in this Lease against the Tenant.

30 - RESTRICTION ON BEER AND WINE. Tenant is hereby restricted from selling beer or wine for take out or off-site consumption. Tenant may not sell or make available any beer or wine that could be taken out of Tenant’s Premises. Also, the Premises shall Never be used for a grocery store, delicatessen, or for the sale of motor fuels. Landlord shall have all rights that may be available at law or in the equity under Florida law to enforce this restriction (including suit for injunctive relief.) In any enforcement or for damages resulting from violation of this restriction, the Landlord shall be entitled to recover from the Tenant it’s costs and reasonable attorney’s fees.

31 - RADON GAS. Radon is a naturally occurring gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your public health unit.

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32 - ABANDONMENT. If during the term of this Lease Tenant shall abandon, vacate or remove from the Premises the major portion of the goods, wares, equipment, or furnishings usually kept on the Premises, or shall cease doing business in the Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, cancel this Lease, in the manner stated in this Lease hereof, or Landlord may enter the Premises as agent of said Tenant, by force or otherwise, without being liable in any ways therefore, and relet the Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefore, applying same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses of Landlord of such reletting, Tenant shall pay any deficiency upon demand.

33 - BANKRUPTCY. It is agreed between the parties hereto that if Tenant shall be adjudicated a bankrupt or an insolvent or take benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Tenant’s leasehold interest under this lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State laws), or if said Premises shall be abandoned or deserted, or if Tenant shall fail to perform any of the covenants or conditions of this Lease on Tenant’s part to be performed, or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firm, officer or corporation other than Tenant, by death of the Tenant, operation of law or otherwise, then and in any such event this Lease and the Term of this Lease, at Landlord’s option, shall expire and end five days after Landlord has given Tenant written notice (in the manner herein above provided) of such act, condition of default and Tenant hereby agrees immediately then to quit and surrender said Premises to Landlord; but this shall not impair or affect Landlord’s right to maintain summary or other proceedings for the recovery of the possession of the Premises in all cases provided by law. If the Term of this Lease shall be so terminated, Landlord may immediately or at any time thereafter reenter or repossess the Premises and remove all persons and property therefrom without being liable for trespass or damages. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the Term of their occupancy in their fiduciary capacity without affecting Landlord’s rights as contained in this Lease, but no receiver, trustee, or other judicial officer shall ever have any rights, title or interest in or to the Premises by virtue of this Lease.

34 - WRITTEN AGREEMENT. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the Term of this Lease, shall be valid unless accepted by Landlord in writing.

35 - TIME. It is understood and agreed between the parties hereto that time is of the essence of all the terms and provisions of this Lease.

36 - RENEWAL OPTIONS. Provided Tenant is not in default of any of the provisions of this Lease, Tenant may renew this lease as described below:

(a)

(b)                                 If a Renewal Option is set forth in paragraph 36 (a) above, then this Lease will be automatically renewed and extended for the term set forth in the Renewal Option unless Tenant gives to Landlord, at least ninety (90) days before the term of this Lease (or any renewal or extension) expires, written notice that this Lease shall not be so renewed. If there is no Renewal Option set forth above, or if any and all Renewal Options have been exercised or renewed, then this Lease will be automatically renewed for successive Terms of one (1) year each unless Tenant give to Landlord, at least ninety (90) days before the Term of this lease (or any renewed or extended Term) expires, written notice that this Lease shall not be so renewed. Notwithstanding the above, Landlord shall have the right to prevent any automatic renewal of this Lease, by giving Tenant written notice of termination of the Lease at the end of the then current term, which notice shall be given at least thirty (30) days prior to the end of the Lease Term. Each extended Term shall be upon the same terms, covenants, and conditions as provided in this Lease, with the rent and any additional rent during any extended Term to be adjusted in accordance with the Terms of this Lease.

37-  ADDENDUM.

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(a)                                 Exhibit “A”, “Rules and Regulations”, as per Paragraph 27 hereof.

(b)                                 Security Deposit transferred from prior lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Lease to be executed as to the day any year first above written.

Signed and delivered by:
Roberts Supply Profit Sharing LLC

	By:	/s/Wayne P. Roberts
Wayne P. Roberts - Manager

	Tenant:	Iradimed Corp.

	By:	/s/[illegible signature]

	Guarantor:	/s/[illegible signature]

Guarantor:

Guarantor:

Form 10.07

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OFFICE RULES AND REGULATIONS
Exhibit “A”

In an effort to protect and maintain the integrity of the Building and grounds and the rights of all of the Tenants within the complex, the following are the Rules and Regulations of the Building in accordance with Paragraph 27 of the Lease Agreement.

1                                       To protect and maintain the architectural quality and aesthetic appearance of the Building, no Tenant may place any sign or awning on the Building or display any merchandise or advertisement outside of the confines of its Premises without the prior written consent of the Landlord.

2                                       If Tenant wishes to install curtains, blinds, or other window coverings, Tenant shall obtain prior written approval of Landlord as to color and material for the exterior lining or surface.

3                                       To further protect the quality and appearance of the Building, Tenant shall maintain its unit in a neat, clean and orderly manner.

4                                       Televisions, stereos, radios or other devices may be used within the confines of Tenant’s lease space, but in such a manner so as not to be heard or seen outside of its space.

5                                       In consideration of other tenants in the Building, Tenant will not cook or prepare any food or permit any cooking or preparation of food within the Premises.

6                                       Any advertisement conducted by the Tenant shall be compatible with the public image desired for the Building by the Landlord.

7                                       Generally, the Tenant shall accept deliveries through any door leading into Tenant’s place of business and in doing so, shall consider the interests of the Landlord and accept said deliveries at a place and in a manner so as to cause a minimum amount of interference, if any, to the Landlord in its operation of the Building and to the other tenants of the Building.

8                                       In the interest of safety for all of the tenants and the Building, no articles deemed hazardous due to the threat of fire or explosion shall be brought into the Building.

9                                       Tenant and Tenant’s employees shall place all garbage and refuse in the designated containers. It is required that prior to placing garbage and refuse in designated containers, that it be placed in plastic bags, fastened closed and that all boxes and/or other cardboard containers be broken down before placing in designated containers.

10.                               The Building will be open daily between the hours of 7:30 A.M. and 7:00 P.M., Monday through Saturday (excluding Holidays) Building closing hours may be extended during Holiday Seasons, and other occasions during the year with prior agreement of Landlord. Though the building closes at 7:00 P.M. daily, the exterior doors must be locked after 5:30 P.M. It is each Tenants’ responsibility to make sure that the building in secure after 5:30 P.M. daily.

11.                               As Landlord, in keeping with continuing the high quality of the property, reserve the right to make deletions and/or additions to theses Rules and Regulations as it becomes necessary for the benefit of all Tenants and the Building.

TENANT:	BY:

Form 10.07

TENANT INITIALS	9